UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 20, 2006

HANCOCK FABRICS, INC.
(Exact Name of Registrant as Specified in Charter)

Commission File Number 1 - 9482

Delaware	64-0740905
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

One Fashion Way, Baldwyn, MS	38824
(address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code
(662) 365-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.
Item 3.03. Material Modification to Rights of Security Holders

On March 20, 2006, Hancock amended its Amended and Restated Rights Agreement with Continental Stock Transfer and Trust Company most recently amended on December 9, 2005 (the “Rights Agreement”). The Amendment revises the definition of “Person” in the Rights Agreement to be consistent with Rule 13d-5 of the Exchange Act. The new definition of “Person” reads as follows:

“Person” means any individual, partnership, firm, corporation, company, association, trust, unincorporated organization, syndicate or group (the existence of a “group” being determined in accordance with Rule 13d-5 under the Exchange Act, as the Rule is in effect on the date of this Agreement including, but not limited to, a Person having any agreement, arrangement or understanding [whether formal or informal and whether or not in writing] with any other Person to act together to acquire, offer to acquire, hold, vote or dispose of any Common Shares of the Company).

A copy of Amendment No. 2 to the Rights Agreement is filed with this Current Report as Exhibit 10.1. Furthermore, a copy of the Amended and Restated Plan incorporating Amendment No. 2 is filed with this Current Report as Exhibit 10.2.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)           Exhibits:

Exhibit Number	Description

10.1	Amendment No. 2 to the Amended and Restated Rights Agreement dated March 20, 2006.
10.2	Amended and Restated Rights Agreement with Continental Stock Transfer and Trust Company as amended through March 20, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HANCOCK FABRICS, INC.
(Registrant)

By: /s/ Bruce D. Smith ____
Bruce D. Smith
Senior Vice President
and Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: March 22, 2006